[Aetna letterhead]
[Aetna logo]                                   151 Farmington Avenue
                                               Hartford, CT 06156

                                               Susan E. Bryant
                                               Counsel
                                               Law Division, RE4A
                                               Investments & Financial Services
April 14, 1997                                 (860) 273-7834
                                               Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post Effective Amendment No. 11 to Registration Statment on Form N-4 File No. 33-75962* and 811-2513

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 11 to Registration Statement on Form N-4 (File No. 33-75962).


Sincerely,


/s/Susan E. Bryant
Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company



*Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statement:
 33-75978.